Exhibit 23.1

Consent Of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 13, 2025, relating to the consolidated financial statements of authID Inc. and Subsidiaries (collectively, the “Company”), appearing in the Annual Report on Form 10-K of the Company as of and for the years ended December 31, 2024, and 2023, and to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Cherry Bekaert LLP

Tampa, Florida
April 25, 2025